EXHIBIT 10.4

AMENDMENT

TO THE

BIG LOTS, INC. 1996 PERFORMANCE INCENTIVE PLAN

This Amendment to the Big Lots, Inc. 1996 Performance Incentive Plan (“Amendment”) is made effective as of March 4, 2008 (“Effective Date”).

WHEREAS, Big Lots, Inc. (“Company”) adopted the Big Lots, Inc. 1996 Performance Incentive Plan (“Plan”);

WHEREAS, the Plan terminated by its terms on December 31, 2005, and no awards have been issued under the Plan since its termination;

WHEREAS, pursuant to Section 6 of the Plan, outstanding awards granted before the termination of the Plan continue to be effective and are governed by the Plan until they expire by their terms, as provided in their respective Award Agreements;

WHEREAS, the Plan permitted the Company to issue awards of Stock Options, Performance Units, Restricted Stock and Stock Equivalent Units;

WHEREAS, the Company issued only awards of Stock Options and Restricted Stock pursuant to the Plan;

WHEREAS, Section 409A was added to the Internal Revenue Code of 1986, as amended (“Code”), effective January 1, 2005, and the final regulations under Section 409A of the Code become effective on January 1, 2009;

WHEREAS, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“FAS 123R”), under which any change to the terms of an equity award constitutes a modification that requires the Company to calculate the incremental fair value of the modified award (i.e., the excess of the fair value of the award immediately after the modification over its fair value immediately before the modification), reassess the probability of vesting, and recognize any incremental compensation cost over the remaining service period (“Modification Accounting”);

WHEREAS, pursuant to Section 4 of the Plan, the Committee has the discretion to make equitable and proportionate adjustments to awards previously issued under the Plan (“Equitable Adjustment”) upon any stock dividend, stock split, extraordinary dividend, combination or exchange of shares, merger, reorganization, consolidation, recapitalization, spin-off or other distribution of Company assets to shareholders, or any other change affecting the number of shares or the Company’s capitalization (“Triggering Event”);

WHEREAS, under FAS 123R, an Equitable Adjustment would not require the Company to undertake Modification Accounting if such Equitable Adjustment was required to be made by the Committee upon the occurrence of a Triggering Event;

WHEREAS, the Company is not presently contemplating a reorganization, recapitalization, merger, spin-off, share dividend or other equity restructuring event;

WHEREAS, the Company desires to allow all Plan participants one (1) year from the date of their termination of employment to exercise all vested Options or SARs (but no later than the end of the fixed term of the Option or SAR);

WHEREAS, pursuant to Section 23.7 of the Plan, the Compensation Committee (“Committee”) of the Board of Directors of the Company is authorized to amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no amendment shall be made without the approval of the Company’s shareholders if such amendment would (i) increase the total number of shares available for issuance under the Plan, or (ii) cause the Plan not to comply with Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule;

WHEREAS, the Committee believes it is in the best interest of the Company and desires to amend the Plan (i) to comply with the requirements of Section 409A of the Code, (ii) to mandate that Equitable Adjustments be made upon the occurrence of a Triggering Event, and (iii) to allow participants one (1) year after termination of employment to exercise the participant’s vested Options and SARs; and

WHEREAS, such amendments are not prohibited by the Plan, such amendments do not constitute material modifications under Section 162(m) of the Internal Revenue Code or the applicable rules of the New York Stock Exchange, and such amendments do not require shareholder approval.

NOW, THEREFORE, the Company, acting through the Committee, amends the Plan as follows:

1.
Defined Terms; References.  Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Plan.  Each reference to “hereof,” “hereunder,” “herein,” “hereby,” and similar references contained in the Plan, and each reference to “the Plan” and similar references contained in the Plan, shall refer to the Plan as and to the extent amended hereby.

2.	Amendment of Plan.

a.	The second paragraph of Section 4 of the Plan is hereby deleted in its entirety and restated as follows:

In the event of any stock dividend, stock split, extraordinary dividend, combination or exchange of shares, merger, reorganization, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other similar change affecting the number of shares or the Company’s capitalization, the Committee shall make equitable adjustments to reflect such change with respect to: (i) aggregate number of shares that may be issued under the Plan; (ii) the number of shares relating to each outstanding Award made or assumed under the Plan; and (iii) the price per share for any outstanding stock options awarded or assumed under the Plan.  If an equitable adjustment cannot be made or the Committee determines that future adjustments are necessary, the Committee shall make such equitable adjustment under the Plan as it determines will fairly preserve the intended benefits of the Plan to the participants and the Company.  In addition, any shares issued by the Company through the assumption or substitution of outstanding securities or commitments to issue securities from an acquired company or other entity shall not reduce the shares available for issuance under the Plan.  Notwithstanding the foregoing, an adjustment pursuant to this Section 4 shall be made only to the extent such adjustment complies with, to the extent applicable, Sections 409A and 424 of the Code.

b.	The second and third paragraphs of Section 12 of the Plan are hereby deleted in their entirety and restated as follows:

If a participant to whom an Option or SAR shall have been granted shall terminate employment, die or become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code while in the employ of the Corporation, such Option or SAR may be exercised by the participant or the participant’s personal representative only during a period not exceeding one (1) year after the date of the participant’s termination of employment, death or permanent and total disability (but no later than the end of the fixed term of the Option or SAR) and only for the number of shares of Common Stock for which the Option or SAR could have been exercised at the time the participant terminated employment, died, or became permanently and totally disabled.

c.	Section 14 of the Plan is hereby deleted in its entirety.

d.	The following Sections 23.9 and 23.10 are hereby added to the Plan:

23.9  Six-Month Distribution Delay. If a participant is a “specified employee,” within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees, on the date of his or her separation from service (within the meaning of Section 409A of the Code), all awards eligible to be paid, distributed or settled, as applicable, at such time that are subject to Section 409A of the Code shall not be paid, distributed or settled, as applicable, until the first business day of the seventh month following the date of the separation from service (or, if earlier, the participant’s death).  This payment shall include the cumulative amount of any amounts that could not be paid or provided during such period.

23.10  Section 409A of the Code.  It is intended that this Plan be exempt from the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service), and this Plan will be interpreted, administered and operated accordingly.  Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.

3.
Effectiveness of Amendment.  This Amendment shall become effective as of the Effective Date.  Upon and to the extent of the effectiveness hereof, the Plan shall be amended hereby in accordance with the terms hereof, and this Amendment and the Plan shall hereafter be one agreement and any reference to the Plan in any document, instrument, or agreement shall hereafter mean and include the Plan as amended hereby.  In the event of irreconcilable inconsistency between the terms or provisions hereof and the terms or provisions of the Plan, the terms and provisions hereof shall control.  Except as specifically amended by the provisions hereof, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is hereby adopted by the Company.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
BIG LOTS, INC.

By:	/s/ Dennis B. Tishkoff

Name:	Dennis B. Tishkoff

Title:	Chairman